                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 18, 2002


                                 AMERALIA, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-15474


           Utah                                          84-0631765
------------------------------                  ----------------------------
 (State or other jurisdiction                   (IRS Employer Identification
incorporation or organization)                             Number)


                  20971 E. Smoky Hill Rd, Centennial, CO 80015
                  --------------------------------------------
                    (Address of Principal Executive Offices)


                                 (720) 876-2373
               ---------------------------------------------------
               Registrant's telephone number, including area code:


                     818 Taughenbaugh Blvd, Rifle, CO 81650
                 -----------------------------------------------
                 (Former Address of Principal Executive Offices)

ITEM 5.  OTHER EVENTS.

JOHN F. WOOLARD

We sadly announce the passing in the early hours of July 3, 2002 of our Director, Executive Vice President, shareholder, supporter and friend, John F. Woolard after a long illness. We were pleased to see his attendance at our recent Annual Meeting of Shareholders and his attendance and contributions to the meetings of the Board of Directors held at that time. John Woolard has been a firm and long-time supporter of AmerAlia and its shareholders and directors. We shall miss him. We extend our sympathy to his wife, Ann and his son, John.

ANNUAL MEETING OF SHAREHOLDERS; ELECTION OF DIRECTORS

         AmerAlia, Inc., held its annual meeting of shareholders on June 18, 2002. At the annual meeting the shareholders only considered the election of directors. At the meeting, the following seven persons were nominated as directors of AmerAlia for a term of one year and until the election and qualification of their successors. At the annual meeting of shareholders, 10,239,281 shares were represented in person or by proxy (being approximately 73.3% of the total number of shares outstanding), and Bill H. Gunn, Robert van Mourik, John F. Woolard, Neil E. Summerson, Robert A. Cameron, Geoffrey C. Murphy, and James V. Riley were each re-elected to the board of directors as follows:


            --------------------------------------------------------------------------------------------
            NAME                                         SHARES                       SHARES
                                                          FOR                        WITHHELD
            --------------------------------------------------------------------------------------------
            Bill H. Gunn                               10,061,931                    177,350
            --------------------------------------------------------------------------------------------
            Robert C.J. van Mourik                     9,798,431                     403,850
            --------------------------------------------------------------------------------------------
            John F. Woolard                            10,164,431                     37,850
            --------------------------------------------------------------------------------------------
            Neil E. Summerson                          9,658,931                     543,350
            --------------------------------------------------------------------------------------------
            Robert A. Cameron                          9,658,931                     543,350
            --------------------------------------------------------------------------------------------
            Geoffrey C. Murphy                         10,024,931                    177,350
            --------------------------------------------------------------------------------------------
            James V. Riley                             10,024,931                    177,350
            --------------------------------------------------------------------------------------------

         As a result of their election and their service on the board of directors as of July 1, 2002, each of Neil E. Summerson, Robert A. Cameron, Geoffrey C. Murphy, and James V. Riley will receive options to acquire 37,500 shares of AmerAlia pursuant to its 2001 Directors' Incentive Plan which the shareholders had approved at the 2000 annual meeting held in June 2001. The options are exercisable pursuant to the terms of that plan at an exercise price equal to the average market price of the AmerAlia common stock during June 2002, and will be exercisable through June 30, 2005. The purpose of the Directors' Incentive Plan is to provide incentives to attract, retain and motivate persons whose present and potential contributions as members of the Board of AmerAlia, Inc. are important to AmerAlia's success and the success of its subsidiaries, by offering them an opportunity to participate in AmerAlia's future performance through awards of options.

RESULTS OF LITIGATION VERSUS MARVIN HUDSON

         Summary of the Case. In July 1999, AmerAlia filed a complaint against Mr. Hudson in the Colorado District Court for Arapahoe County, Colorado (civ. act. no. 99-CV-2207) (the "State Action"). As claims for relief against Marvin
H. Hudson, a former officer and employee, AmerAlia alleged:

      o that an employment contract that Mr. Hudson alleged AmerAlia entered into with him were forgeries or procured by fraud or duress and, therefore, not enforceable (the "Fraudulent Employment Contracts"); and
      o that Mr. Hudson had converted to his own use funds, documents, personal property, and equipment belonging to AmerAlia ("Conversion").

         In the State Action, AmerAlia sought damages and exemplary damages against Mr. Hudson, as well as an injunction and an accounting. Mr. Hudson sought to remove this action to the federal court, but the federal court remanded it back to the Arapahoe County District Court. In November 1999 the Arapahoe County District Court granted Mr. Hudson's motion to change venue of the State Action to El Paso County, Colorado where it was assigned case no. 99-CV-3050 in Division 5.

         In December 1999 Mr. Hudson filed an answer with counterclaims in the State Action in which he denied the material allegations of AmerAlia's complaint and alleged against AmerAlia:

      o "Breach of Contract" in which Mr. Hudson alleged that he had been employed by AmerAlia pursuant to an employment contract executed by Mr. Gunn in 1996 on behalf of AmerAlia which AmerAlia breached when it allegedly terminated Mr. Hudson's employment in June 1998. Mr. Hudson alleged that this employment contract provided for a salary of $80,000 per year, options to purchase 30,000 shares of common stock per year, and 200,000 stock appreciation rights;
      o damages for alleged "Willful and Wanton Breach of Contract" and "Wrongful Termination"; and
      o alleged violation of the Colorado Wage Claim Act (Section 8-4-101 et seq.) and common law fraud.

         Mr. Hudson also named Messrs. Gunn, van Mourik and Summerson individually and as officers and directors of AmerAlia although only AmerAlia and Mr. Gunn were served and were involved in this action. AmerAlia and Mr. Gunn replied to Mr. Hudson's counterclaims denying all of Mr. Hudson's material allegations. The action was transferred to the El Paso County (Colorado) district court.

         Pre-Trial Decisions. Trial was held on the matter from April 30 through May 10, 2002. Before submitting the case to the jury, the Court directed a verdict:

      o In favor of Bill Gunn by dismissing Mr. Hudson's claims for breach of contract, wrongful termination in violation of public policy, wage claim act, extreme and outrageous conduct, and defamation.

      o In favor of AmerAlia, by dismissing Mr. Hudson's claims against AmerAlia, the court (by directed verdict) dismissed Mr. Hudson's claims against AmerAlia for defamation, extreme and outrageous conduct, and under the Colorado wage claim act.

Jury Verdict

         In its deliberations, the jury considered the remaining claims and reached conclusions on the claims against Hudson, AmerAlia and Mr. Gunn as follows:

      o In favor of Mr. Hudson by dismissing AmerAlia's claims against Mr. Hudson for conversion of AmerAlia's assets.

      o The only remaining claims against AmerAlia were for breach of contract, wrongful termination in violation of public policy, and common law fraud.

               - The jury found in favor of AmerAlia in the claim for wrongful termination in violation of public policy.
               - The jury found in favor of Mr. Hudson on the breach of contract claim and awarded damages to Mr. Hudson from AmerAlia in the amount of $322,900.

         There were two remaining claims: common law fraud against Mr. Gunn and common law fraud against AmerAlia. The jury would have only considered those claims had they found that there was no valid contract. Since the jury found that there was a valid contract, they did not need to consider the common law fraud claims.

         In conclusion, the jury assessed damages against AmerAlia for $322,900 because it found that the contract that Mr. Hudson presented was valid and AmerAlia had breached that contract.

         Following the jury's verdict, both parties filed certain post-trial motions in which the court denied Mr. Hudson's motion for attorneys' fees and accepted AmerAlia's calculation of interest. As a result, AmerAlia anticipates that the court will enter judgment for Mr. Hudson in an amount less than $400,000. Judgment has not yet been entered. After the entry of judgment, the parties have ten days to file post-trial motions if any party desires. These could include a motion for judgment notwithstanding the verdict, interest, attorneys' fees, reduction of the award, and other possible actions. Either party can appeal the judgment. Were AmerAlia to appeal the judgment, it would have to post a bond. AmerAlia has made no decision whether to appeal the judgment.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AMERALIA, INC.



July 9, 2002                                        By: /s/ Robert van Mourik
                                                       -------------------------
                                                       Robert C.J. van Mourik,
                                                       Executive Vice President